Exhibit (j)(3)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Variable Portfolios, Inc.

We consent to the use of our report dated February 25, 2010, incorporated herein by reference, to ING Euro STOXX 50® Index Portfolio, ING FTSE 100 Index® Portfolio, ING Hang Seng Index Portfolio, ING International Index Portfolio, ING Japan TOPIX Index® Portfolio, ING RussellTM Large Cap Growth Index Portfolio, ING Russell TM Large Cap Index Portfolio, ING RussellTM Large Cap Value Index Portfolio, ING Russell TM Mid Cap Growth Index Portfolio, ING RussellTM Mid Cap Index Portfolio, ING RussellTM Small Cap Index Portfolio, ING U.S. Bond Index Portfolio and ING WisdomTreeSM Global High-Yielding Equity Index, each a series of ING Variable Portfolios, Inc., and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 28, 2010